As filed with the Securities and Exchange Commission on October 1, 2018

Registration No. 333-150384

Registration No. 333-158684

Registration No. 333-166250

Registration No. 333-173638

Registration No. 333-188120

Registration No. 333-197785

Registration No. 333-210768

Registration No. 333-212796

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8 REGISTRATION STATEMENT NO. 333-150384

FORM S-8 REGISTRATION STATEMENT NO. 333-158684

FORM S-8 REGISTRATION STATEMENT NO. 333-166250

FORM S-8 REGISTRATION STATEMENT NO. 333-173638

FORM S-8 REGISTRATION STATEMENT NO. 333-188120

FORM S-8 REGISTRATION STATEMENT NO. 333-197785

FORM S-8 REGISTRATION STATEMENT NO. 333-210768

FORM S-8 REGISTRATION STATEMENT NO. 333-212796

UNDER

THE SECURITIES ACT OF 1933

CGG

(Exact name of registrant as specified in its charter)

CGG

(Registrant’s Name for Use in English)

Republic of France	74-1734402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tour Maine Montparnasse

33 Avenue du Maine

75015 Paris

France

(Address of Principal Executive Offices)

Compagnie Générale de Géophysique-Veritas 2006 Performance Share Plan

Compagnie Générale de Géophysique-Veritas 2007 Performance Share Plan

Compagnie Générale de Géophysique-Veritas 2007 Stock Option Plan

Compagnie Générale de Géophysique-Veritas 2008 Performance Share Plan

Compagnie Générale de Géophysique-Veritas 2008 Stock Option Plan

Compagnie Générale de Géophysique-Veritas 2009 Performance Share Plan

Compagnie Générale de Géophysique-Veritas 2009 Stock Option Plan

Compagnie Générale de Géophysique-Veritas 2010 Performance Share Allocation Plan

Compagnie Générale de Géophysique-Veritas 2010 Stock Option Plan

Compagnie Générale de Géophysique-Veritas 2011 Stock Option Plan

Compagnie Générale de Géophysique-Veritas 2012 Performance Share Allocation Plan

Compagnie Générale de Géophysique-Veritas 2012 Stock Option Plans

CGG 2013 Stock Option Plan

CGG 2014 Stock Option Plan

CGG 2015 Stock Option Plan

CGG 2016 Stock Option Plan

(Full title of the plans)

Chad Meintel

Duly Authorized Representative

CGG

10300 Town Park Drive

Houston, Texas 77072

(832) 351 8947

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Beatrice Place-Faget Corporate General Counsel Tour Maine-Montparnasse 33, avenue du Maine 75755 Paris Cedex 15 France +33 1 64 47 45 00	Luis Roth Linklaters LLP 25, rue de Marignan 75008 Paris France +33 1 56 43 56 43

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of CGG (the “Company”):

(i)

File No. 333-150384, pertaining to the registration of (a) 53,200 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2006 Performance Share Plan; (b) 261,750 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas Compagnie Générale de Géophysique-Veritas 2007 Stock Option Plan; (c) 81,750 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2007 Performance Share Plan; (d) 237,700 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2008 Stock Option Plan; (e) 91,850 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2008 Performance Share Plan, which was filed with the SEC on April 23, 2008.

(ii)

File No. 333-158684, pertaining to the registration of (a) 1,327,000 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2009 Performance Share Plan and (b) 516,250 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas Compagnie Générale de Géophysique-Veritas 2009 Stock Option Plan; which was filed with the SEC on April 22, 2009.

(iii)

File No. 333-166250, pertaining to the registration of (a) 1,548,150 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2010 Performance Share Plan and (b) 509,925 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas Compagnie Générale de Géophysique-Veritas 2010 Stock Option Plan; which was filed with the SEC on April 23, 2010.

(iv)

File No. 333-173638, pertaining to the registration of (a) 488,586 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2011 Performance Share Allocation Plan and (b) 1,164,363 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas Compagnie Générale de Géophysique-Veritas 2011 Stock Option Plan; which was filed with the SEC on April 21, 2011.

(v)

File No. 333-188120, pertaining to the registration of (a) 535,018 ordinary shares ((unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas 2012 Performance Share Allocation Plan and (b) 1,483,424 ordinary shares (unadjusted for subsequent events) under the Compagnie Générale de Géophysique-Veritas Compagnie Générale de Géophysique-Veritas 2012 Stock Option Plan; which was filed with the SEC on April 25, 2013.

(vi)

File No. 333-197785, pertaining to the registration of (a) 1,642,574 ordinary shares (unadjusted for subsequent events) under the CGG 2013 Stock Option Plan and (b) 1,655,843 ordinary shares (unadjusted for subsequent events) under the CGG 2014 Stock Option Plan; which was filed with the SEC on August 1, 2014.

(vii)

File No. 333-210768, pertaining to the registration of 1,991,650 ordinary shares (unadjusted for subsequent events) under the CGG 2015 Stock Option Plan; which was filed with the SEC on April 15, 2015.

(viii)	File No. 333-212796, pertaining to the registration of 208,089 ordinary shares (unadjusted for subsequent events) under the CGG 2016 Stock Option Plan; which was filed with the SEC on August 1, 2016.

The offerings pursuant to each of File Nos. 333-150384 and 333-158684 and a portion of the offering pursuant to File No. 333-166250 have expired in accordance with the stock option and/or performance share allocation plans described therein. Prior to filing this Post-Effective Amendment, the Company filed a Form 25 to notify the SEC of the delisting of its American Depositary Shares (each representing one ordinary share) (“ADSs”) from the NYSE. After filing this Post-Effective Amendment, the Company intends to file a Form 15F to notify the SEC of the termination of the registration of the ADSs pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”) and the suspension of the Company’s reporting obligations pursuant to Section 15(d) of the Act and a post-effective amendment to its Registration Statement No. 333-138016 on Form F-6 for the purpose of amending the deposit agreement in respect of its ADS program which it intends to convert into a sponsored Level 1 ADS program.

In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, France, on October 1, 2018.

CGG

By:	/s/ Sophie Zurquiyah
Sophie Zurquiyah
Chief Executive Officer

In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.